Exhibit 99.1

Stitch Fix Announces Second Quarter Fiscal Year 2020 Financial Results

SAN FRANCISCO, March 9, 2020 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the second quarter of fiscal year 2020 ended February 1, 2020, and posted a letter to its shareholders on its investor relations website.

Second quarter highlights
•Active clients of 3.5 million, an increase of 17% year over year
•Net revenue per active client of $501, an increase of 8% year over year
•Net revenue of $451.8 million, an increase of 22% year over year
•Net income of $11.4 million
•Adjusted EBITDA of $14.3 million and adjusted EBITDA excluding stock-based compensation expense of $30.1 million
•Diluted earnings per share of $0.11
“We are pleased to deliver another strong quarter in Q2,” said Stitch Fix founder and CEO Katrina Lake. “Net revenue was $452 million, representing 22% year-over-year growth, in line with our guidance. We grew active clients to 3.5 million, an increase of 17% year over year, and grew net revenue per active client by 8% year over year, our seventh consecutive quarter of growth and a reflection of our unique personalization capabilities.”
Lake added, “This quarter, we are excited to expand our new direct buy offerings to even more clients. As we continue to evolve our personalization capabilities we're confident in our ability to capture additional market share, and deliver on our mission to transform the way people find what they love.”
Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.
Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, and Mike Smith, President, Chief Operating Officer, and interim Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing (888) 394-8218 in the U.S. or (786) 789-4776 internationally, and entering conference code 8951047.
A telephonic replay will be available through Monday, March 16, 2020, at (888) 203-1112 or (719) 457-0820, passcode 8951047. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we’ve helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the third quarter and full year of fiscal 2020; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom and the expansion of Shop New Colors and Shop Your Looks; the success of our direct-buy functionality; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods; and the search for a new CFO. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	February 1, 2020	August 3, 2019
Assets
Current assets:
Cash and cash equivalents	$165,989	$170,932
Short-term investments	134,592	143,276
Inventory, net	147,236	118,216
Prepaid expenses and other current assets	38,513	49,980
Total current assets	486,330	482,404
Long-term investments	96,657	53,372
Property and equipment, net	63,158	54,888
Operating lease right-of-use assets	123,490	—
Deferred tax assets	27,047	22,175
Other long-term assets	3,046	3,227
Total assets	$799,728	$616,066
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$86,092	$90,883
Operating lease liabilities	23,475	—
Accrued liabilities	84,904	69,734
Gift card liability	10,393	7,233
Deferred revenue	11,273	11,997
Other current liabilities	3,934	2,784
Total current liabilities	220,071	182,631
Operating lease liabilities, net of current portion	125,925	—
Deferred rent, net of current portion	—	24,439
Other long-term liabilities	14,822	12,996
Total liabilities	360,818	220,066
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	308,687	279,511
Accumulated other comprehensive income (loss)	2,294	(187)
Retained earnings	127,927	116,674
Total stockholders’ equity	438,910	396,000
Total liabilities and stockholders’ equity	$799,728	$616,066

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	February 1, 2020	January 26, 2019	February 1, 2020	January 26, 2019
Revenue, net	$451,784	$370,280	$896,599	$736,516
Cost of goods sold	249,597	207,131	493,110	408,199
Gross profit	202,187	163,149	403,489	328,317
Selling, general, and administrative expenses	193,689	147,738	394,831	302,009
Operating income	8,498	15,411	8,658	26,308
Interest (income) expense	(1,477)	(1,170)	(3,130)	(2,569)
Other (income) expense, net	28	(453)	862	(573)
Income before income taxes	9,947	17,034	10,926	29,450
Provision (benefit) for income taxes	(1,484)	5,058	(327)	6,796
Net income (loss)	$11,431	$11,976	$11,253	$22,654
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	247	104	75	22
Foreign currency translation	651	93	2,406	119
Total other comprehensive income (loss), net of tax	898	197	2,481	141
Comprehensive income	$12,329	$12,173	$13,734	$22,795
Net income (loss) attributable to common stockholders:
Basic	$11,431	$11,968	$11,253	$22,632
Diluted	$11,431	$11,968	$11,253	$22,633
Earnings (loss) per share attributable to common stockholders:
Basic	$0.11	$0.12	$0.11	$0.23
Diluted	$0.11	$0.12	$0.11	$0.22
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	102,045,087	99,590,187	101,801,666	99,278,599
Diluted	104,637,548	102,817,838	104,018,782	103,597,316

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Six Months Ended
	February 1, 2020	January 26, 2019
Cash Flows from Operating Activities
Net income (loss)	$11,253	$22,654
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(4,865)	(2,288)
Inventory reserves	2,831	4,853
Stock-based compensation expense	27,881	14,747
Depreciation, amortization, and accretion	10,347	6,456
Other	71	—
Change in operating assets and liabilities:
Inventory	(31,586)	(22,928)
Prepaid expenses and other assets	5,167	1,546
Operating lease right-of-use assets and liabilities	141	—
Accounts payable	(4,870)	7,012
Accrued liabilities	15,254	17,689
Deferred revenue	(729)	3,822
Gift card liability	3,160	3,512
Other liabilities	4,187	592
Net cash provided by operating activities	38,242	57,667
Cash Flows from Investing Activities
Purchases of property and equipment	(11,446)	(11,903)
Purchases of securities available-for-sale	(129,925)	(185,994)
Sales of securities available-for-sale	14,095	1,163
Maturities of securities available-for-sale	81,675	9,500
Net cash used in investing activities	(45,601)	(187,234)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	5,658	1,931
Payments for tax withholding related to vesting of restricted stock units	(5,256)	(2,281)
Net cash provided by (used in) financing activities	402	(350)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(6,957)	(129,917)
Effect of exchange rate changes on cash	2,014	(103)
Cash, cash equivalents, and restricted cash at beginning of period	170,932	310,366
Cash, cash equivalents, and restricted cash at end of period	$165,989	$180,346
Components of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	$165,989	$167,496
Restricted cash – current portion	—	250
Restricted cash – long-term portion	—	12,600
Total cash, cash equivalents, and restricted cash	$165,989	$180,346
Supplemental Disclosure
Cash paid for income taxes	$90	$191
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$4,474	$4,741
Capitalized stock-based compensation	$893	$812
Vesting of early exercised options	$—	$178
Leasehold improvements paid by landlord	$7,406	$—

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We also provide adjusted EBITDA excluding the impact of stock-based compensation expense (“ex. SBC”), which management believes provides useful information to investors and others in understanding our operating performance and facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA ex. SBC excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•adjusted EBITDA and adjusted EBITDA ex. SBC excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA and adjusted EBITDA ex. SBC does not reflect our tax provision, which reduces cash available to us;
•adjusted EBITDA and adjusted EBITDA ex. SBC excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA and Adjusted EBITDA ex. SBC
We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, and depreciation and amortization. We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA and adjusted EBITDA ex. SBC for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	February 1, 2020	January 26, 2019	February 1, 2020	January 26, 2019
Adjusted EBITDA ex. SBC reconciliation:
Net income (loss)	$11,431	$11,976	$11,253	$22,654
Add (deduct):
Interest (income) expense	(1,477)	(1,170)	(3,130)	(2,569)
Provision (benefit) for income taxes	(1,484)	5,058	(327)	6,796
Other (income) expense, net	28	(453)	862	(573)
Depreciation and amortization	5,804	3,790	10,770	7,184
Adjusted EBITDA	14,302	19,201	19,428	33,492
Add (deduct):
Stock-based compensation expense	15,755	8,110	27,881	14,747
Adjusted EBITDA ex. SBC	$30,057	$27,311	$47,309	$48,239

Free Cash Flow
We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Six Months Ended
(in thousands)	February 1, 2020	January 26, 2019
Free cash flow reconciliation:
Cash flows provided by operating activities	$38,242	$57,667
Deduct:
Purchases of property and equipment	(11,446)	(11,903)
Free cash flow	$26,796	$45,764
Cash flows used in investing activities	$(45,601)	$(187,234)
Cash flows provided by financing activities	$402	$(350)

Operating Metrics

	February 1, 2020	November 2, 2019	August 3, 2019	April 27, 2019	January 26, 2019
Active clients (in thousands)	3,465	3,416	3,236	3,133	2,961
Net revenue per active client(1)	$501	$485	$488	$467	$463

(1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Net revenue per active client calculations including the fourth quarter of fiscal year 2019 include 53 weeks of revenue. The 53rd week of fiscal 2019 contributed approximately 2.0% of the increase to net revenue per active client as of February 1, 2020.
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com